Exhibit 10.5

FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY

AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is dated as of January 18, 2012 by and among (i) AMERICAN GREETINGS CORPORATION, an Ohio corporation (the “Company”); EACH OF THE DOMESTIC SUBSIDIARIES OF THE COMPANY PARTY HERETO (each such Domestic Subsidiary, together with the Company, collectively, the “Grantors” and, individually, “Grantor”); and (iii) PNC BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”), for the benefit of the Secured Creditors (as hereinafter defined):

WITNESSETH:

WHEREAS, the Grantors and the Collateral Agent are parties to that certain Amended and Restated Pledge and Security Agreement dated as of June 11, 2010 (as heretofor further amended, restated, modified or supplemented from time to time, the “Existing Security Agreement”) entered into in connection with that certain Amended and Restated Credit Agreement dated as of June 11, 2010 (as heretofor further amended, restated, modified or supplemented from time to time, the “Existing Credit Agreement”) among the Company, the Foreign Subsidiary Borrowers (as defined therein), the Lenders (as defined therein) and the Collateral Agent (as defined therein); and

WHEREAS, the parties to the Existing Credit Agreement have amended the Existing Credit Agreement pursuant to that certain First Amendment thereto dated as of even date herewith (the “First Amendment to Credit Agreement”, and together with the Existing Credit Agreement, the “Credit Agreement”); and

WHEREAS, it is a condition precedent to the First Amendment to Credit Agreement that the parties to the Existing Security Agreement enter into this Amendment;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Recitals. The foregoing recitals are incorporated herein by reference.

2. Defined Terms. All terms used in this Amendment and not otherwise defined herein shall have the meaning given to them in the Existing Security Agreement, as amended hereby.

3. Amendments to Existing Security Agreement.

(a) Section 5.1. Section 5.1 [Deposit Accounts] of the Existing Security Agreement is hereby amended and restated in its entirety to read as follows:

5.1	Deposit Accounts.

(a) The Grantors shall cause all deposit accounts to be subject at all times (subject to Section 4.04(i) of the Credit Agreement) to a fully effective Deposit Account Control Agreement except (i) any payroll account used exclusively for funding the payroll obligations of the Grantors in the ordinary course of business, (ii) any other deposit account (other than a deposit account listed on Schedule 4.01(iv) of the Credit Agreement) so long as at any date of determination the aggregate average monthly balance for the 12 months ending on such date in any such deposit account is not in excess of $5,000,000 and the aggregate average monthly balance for the 12 months ending on such date of all deposit accounts that are not subject to Deposit Account Control Agreements is not in excess of $10,000,000, or (iii) any other deposit account so long as it is maintained by any Grantor with a Depository Bank (y) that is either a Lender or an Affiliate of a Lender, or (z) that has located the account outside of the United States of America, or any of its territories or possessions (any deposit account that is not required to be subject to a Deposit Account Control Agreement pursuant to this Section shall be referred to as an “Excluded Deposit Account”).

(b) Immediately upon the creation or acquisition of any new deposit account (other than any deposit account that would qualify as an Excluded Deposit Account) or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the deposit of any funds therein, a Deposit Account Control Agreement duly executed by such Grantor, the Collateral Agent and the applicable Depositary Bank.

(b) Section 5.2. Section 5.2 [Securities Accounts] of the Existing Security Agreement is hereby amended and restated in its entirety to read as follows:

5.2	Securities Accounts.

(a) The Grantors shall cause all securities accounts to be subject at all times (subject to Section 4.04(i) of the Credit Agreement) to a fully effective Securities Account Control Agreement except (i) so long as at any date of determination the aggregate average monthly balance for the 12 months ending on such date in any such securities account is not in excess of $5,000,000 and the aggregate average monthly balance for the 12 months ending on such date of all securities accounts that are not subject to Securities Account Control Agreements is not in excess of $10,000,000, or (ii) any other securities account so long as it is maintained by any Grantor with a Securities Intermediary (y) that is either a Lender or an Affiliate of a Lender, or (z) that has located the account outside of the United States of America, or any of its territories or possessions (any securities account that is not required to be subject to a Securities Account Control Agreement pursuant to this Section shall be referred to as an “Excluded Securities Account”).

(b) Immediately upon the creation or acquisition of any new Securities Account (other than any securities account that would qualify as an Excluded Securities Account) or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the crediting of any Financial Asset with respect to which any Grantor is an Entitlement Holder, a Securities Account Control Agreement duly executed by such Grantor, the Collateral Agent and the applicable Securities Intermediary.

4. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Collateral Agent on behalf of the Secured Creditors of the following, in form and substance satisfactory to the Collateral Agent, and the first date on which the Grantors have satisfied all of the following conditions to the satisfaction of the Collateral Agent shall be referred to as the “Effective Date”.

(a) Counterparts. The Collateral Agent shall have received from the Grantors an executed counterpart original of this Amendment.

(b) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Collateral Agent.

(c) Payment of Fees. The Company unconditionally agrees to pay and reimburse the Collateral Agent and hold the Collateral Agent harmless against liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including, without limitation, reasonable expenses of counsel, incurred by the Collateral Agent in connection with the development, preparation and execution of this Amendment and all other documents or instruments to be delivered in connection herewith.

5. Representations and Warranties of the Grantors. Each Grantor covenants and agrees with and represents and warrants to the Collateral Agent and the Secured Creditors as follows:

(a) such Grantor possesses all of the powers requisite for it to enter into and carry out the transactions of such Grantor referred to herein and to execute, enter into and perform the terms and conditions of this Amendment and any other documents contemplated herein that are to be performed by such Grantor; and that any and all actions required or necessary pursuant to such Grantor’s organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Grantor of the terms and conditions of this Amendment and said other documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable Law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Grantor is a party or by which such Grantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Grantor of the terms and conditions of this Amendment, the said other documents and the transactions contemplated hereby have been obtained by such Grantor and are in full force and effect;

(b) this Amendment and any other documents contemplated herein constitute the valid and legally binding obligations of such Grantor, enforceable against such Grantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(c) all representations and warranties made by such Grantor in the Loan Documents are true and correct in all material respects as of the date hereof (except for those representations and warranties qualified by reference to a Material Adverse Change or other reference to materiality, which are true and correct), with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and such Grantor has complied with all covenants and undertakings in the Loan Documents;

(d) the execution and delivery of this Amendment is not intended to and shall not cause or result in a novation with regard to the existing indebtedness of any Grantor to the Collateral Agent or any Secured Creditor, which indebtedness shall continue without interruption and has not been discharged;

(e) (i) after giving effect to this Amendment, no Event of Default has occurred and is continuing under the Loan Documents; and (ii) and there exist no defenses, offsets, counterclaims or other claims with respect to the obligations and liabilities of such Grantor under the Credit Agreement or any of the other Loan Documents; and

(f) such Grantor hereby ratifies and confirms in full its duties and obligations under the Loan Documents, as modified hereby.

6. References to Security Agreement. From and after the Effective Date, any references to the Security Agreement contained in any of the Loan Documents shall be deemed to refer to the Existing Security Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time.

7. Successors and Assigns. This Amendment shall apply to and be binding upon, and shall inure to the benefit of, each of the other parties hereto and their respective successors and assigns permitted under the Security Agreement. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment or any Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.

8. Severability. If any one or more of the provisions contained in this Amendment or the Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Amendment or the Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

9. Governing Law. This Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles.

10. Counterparts; Facsimile or Electronic Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other electronic method of transmission (such as “pdf”) from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this Amendment by facsimile or other electronic method of transmission hereby covenants to personally deliver its original counterpart signature promptly thereafter to the Collateral Agent.

11. No Novation. The Existing Security Agreement is hereby amended as provided in this Amendment, and this Amendment is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Credit Agreement or the Existing Security Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

GRANTORS:
AMERICAN GREETINGS CORPORATION
AGC HOLDINGS, LLC
AGC, LLC
A.G.C. INVESTMENTS, INC.
A.G. EUROPE, INC.
A.G. INDUSTRIES, INC.
AG INTERACTIVE, INC.
A.G. (UK), INC.
AGP KIDS, INC.
CARLTON CARDS RETAIL, INC.
CLOUDCO, INC.
CREATACARD, INC.
CREATACARD INTERNATIONAL LEASING INC.
CUSTOM HOLDINGS, INC.
GIBSON GREETINGS INTERNATIONAL LIMITED
JOHN SANDS (AUSTRALIA) LTD.
JOHN SANDS (N.Z.) LTD.
JOHN SANDS HOLDING CORP.
MEMPHIS PROPERTY CORPORATION
PAPYRUS-RECYCLED GREETINGS, INC.
PLUS MARK LLC, formerly known as Plus Mark, Inc.
RPG HOLDINGS, INC.
THOSE CHARACTERS FROM CLEVELAND, INC.

By:	/s/ Gregory M. Steinberg
Name: Gregory M. Steinberg
Title: Treasurer of each of the foregoing Grantors

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT]

AGCM, INC. MIDIRINGTONES, LLC CARDSTORE, INC., formerly known as PhotoWorks, Inc.
By:	/s/ Gregory M. Steinberg
Name: Gregory M. Steinberg
Title: Assistant Treasurer

COLLATERAL AGENT: PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President